Exhibit 10.1

                                ESCROW AGREEMENT

Agreement made this ___ day of ____, 2000 by and among Maturus.com, a Nevada Corporation, and Securities Transfer Corporation, a Texas Corporation ("Escrow Agent"), with reference to the following facts and circumstances:

The company has offered and is presently offering ("the offering") for sale to investors up to 600,000 units of its common stock as described on the form SB-2 of the company (File No._______________) filed with the Securities and Exchange Commission and, as amended, declared effective on ________________, 2000.

DESCRIPTION OF THE UNITS

A total of 600,000 units are available to be sold for $0.50 per unit. Each unit consists of one share of common stock ($.001 par value), one redeemable Class A common stock purchase warrant ("Class A Warrants"), one redeemable Class B common stock purchase warrant ("Class B Warrants"), and one redeemable Class C common stock purchase warrant ("Class C Warrants").

The offering is being made on a best-efforts, all or none basis as to the first 300,000 units, and on a best efforts basis as to the remaining units. If 300,000 units are not sold within 90 days from the effective date of the offering (which period can be extended for an additional 90 days), all funds received will be promptly refunded to subscribers in full, without interest, or deduction. If 300,000 units are sold, the offering will continue without any provision for refund: (1) until all of the remaining 300,000 units are sold; (2) until 90 days (or 180 days if extended) from the date of the effective date of the offering; or (3) upon the prior termination of the offering by Maturus.com, whichever occurs first. The units are being offered by Maturus.com when, as and if received and accepted by it, subject to prior sale, allotment and withdrawal, cancellation or modification of the offer without notice and subject to the exclusive right of Maturus.com to reject any order in whole or in part at any time, and to certain further conditions. The offering may close in up to 14 days after the end of the offering period.

A. Maturus.com and Escrow Agent have executed that certain Transfer Agent Agreement, dated_______________, 2000 (the `Agreement') whereby the Escrow Agent acts as the Transfer Agent for Maturus.com

B. Maturus.com desires the Escrow Agent to act on behalf of Maturus.com, and the Escrow Agent is willing so to act, in connection with the receipt of funds from subscribers in payment of the subscription price of the units pursuant to the subscription agreement.

THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

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1.
ESCROW AMOUNT:

The Escrow Agent shall promptly notify Maturus.com in writing of any subscription and of the number of units subscribed and shall cause payment of an amount in cash equal to the subscription price of the units to be promptly deposited into the Escrow Account. The Parties contemplate such payments will be deposited to the Escrow Account on a weekly basis and will consist of collected funds only. The Escrow Agent shall hold any proceeds collected in an escrow account federally insured, at all times relevant hereto. Maturus.com hereby consents and authorizes the agent to establish said escrow account and to sign and execute whatever forms or documents are necessary to establish the account. Maturus.com also authorizes the agent to endorse any checks received as subscription payment which are made payable to Maturus.com for deposit into said account. As soon as collected funds are equal to the minimum offering ($150,000) and have cleared, Escrow Agent will release collected funds to Maturus.com. All funds collected thereafter will be turned over to Maturus.com on a weekly basis once cleared.

2.
RIGHTS OF ESCROW AGENT:

2.1
No person, firm, or corporation will be recognized by the Escrow Agent as a successor or assignee of Maturus.com until there shall be presented to the Escrow Agent evidence satisfactory to it of such succession or assignment.

2.2
The Escrow Agent shall not be responsible for the identity, authority or rights of any person, firm, or corporation executing or delivering or purporting to execute or deliver this escrow agreement or any document or instrument deposited hereunder or any endorsement thereon or assignment thereof.

2.3
The Escrow Agent may rely upon any instrument in writing believed by it to be genuine and sufficient and properly presented, and shall not be liable or responsible for any action taken or omitted in accordance with the provisions thereof.

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2.4
The Escrow Agent shall not be liable or responsible for any act it may for or omit to do in the exercise of reasonable care.

2.5
In the event any property held by the Escrow Agent hereunder shall be attached, garnisheed or levied upon under any court order, or if the delivery of such property shall be stayed or enjoined by any court order, or if any court order, judgement or decree shall be made or entered affecting such property or affecting any act by the Escrow Agent, the Escrow Agent may, in its sole discretion, obey and comply with all writs, orders, judgements or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of the Escrow Agreement to the contrary. If the Escrow Agent obeys and complies with any such with any such writs, orders, judgements or decrees it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance, notwithstanding that such writs, orders, judgements or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

2.6
The Escrow Agent shall be entitled to receive its normal fees as compensation for its services hereunder, as shall be set forth in Schedule A hereof. Furthermore Maturus.com shall reimburse the Escrow Agent for any and all reasonable expenses, disbursements and advances made by it in the performance of its duties hereunder including reasonable fees, expenses and disbursements incurred by its counsel.

2.7
If the delivery of the Escrow Amount to Maturus.com is disputed, the Escrow Agent shall, subject to the provisions of this Section 2, withhold such delivery until the dispute is resolved by written agreement between the parties or by court decree. Such court decree shall also be accompanied by a legal opinion by counsel for the party requesting delivery that such adjudication is final and unappealable.

2.8
The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

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3.
MISCELLANEOUS PROVISIONS:

3.1
All the terms and provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the representatives, successors, heirs and assigns of the parties hereto.

3.2
This Escrow Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Escrow Agreement may not be changed except in writing by an instrument or instruments executed by Maturus.com and Escrow Agent.

3.3
No Waiver of any provisions of this Escrow Agreement nor waiver of any breach or default under this Escrow Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

3.4
The invalidity or unenforceability of any particular provision of this Escrow Agreement shall not affect the other provisions hereof and this Escrow Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

3.5
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

3.6
Section headings are contained in this Escrow Agreement only for purposes of convenience of reference and shall nor affect the interpretation of this Escrow Agreement or modify any of its terms or provisions.

3.7
This Agreement shall be construed and enforced according to the internal laws of the State of Texas, without regard to its role pertaining to conflicts of laws.

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3.8
Any notice or other communications permitted or required to be given hereunder shall be in writing and shall be deemed to have been given upon mailing by first class registered mail, postage prepaid, addressed to the parties as set forth below:

         To Maturus.com:                    211 E. Georgia, #101
                                            Vancouver, BC V6A.1Z6
                                            Canada

         To Escrow Agent:                   2591 Dallas Parkway, Suite 102
                                            Frisco, Texas, 75034
                                            Attn:  Kevin Halter, President

Each of the foregoing parties shall be entitled to specify a different address by giving notice as a foresaid to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

--------------------------

By:_____________________
Title:___________________

ESCROW AGENT

SECURITIES TRANSFER CORPORATION

By:_____________________
      Kevin Halter, President